As filed with the United States Securities and Exchange Commission on March 2, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SCIPLAY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	83-2692460
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6601 Bermuda Road
Las Vegas, NV 89119
(702) 897-7150
(Address, including zip code, of principal executive offices)

Amended and Restated SciPlay Corporation Long-Term Incentive Plan
(Full title of the plan)

Daniel O’Quinn
SciPlay Corporation
6601 Bermuda Road
Las Vegas, NV 89119
(702) 897-7150
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☑

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is filed by the Registrant in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering 3,000,000 additional shares of Class A Common Stock of the Registrant that may be issued under the Long-Term Incentive Plan. The contents of the Registrant’s Registration Statement on Form S-8 as filed with the Commission on May 6, 2019 (File No. 333-231225) are incorporated by reference herein and made a part hereof, except as amended or superseded by the information set forth below.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1
Amended and Restated SciPlay Corporation Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on June 11, 2021)

5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature page of this Registration Statement)
107*	Filing Fees Table
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 2nd day of March, 2022.

SCIPLAY CORPORATION

By:	/s/ Joshua J. Wilson
	Name:	Joshua J. Wilson
	Title:	Chief Executive Officer (Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of SciPlay Corporation, hereby severally constitute and appoint Barry L. Cottle and Daniel O’Quinn, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Name	Title	Date

/s/ Joshua J. Wilson	Chief Executive Officer and Director	March 2, 2022
Joshua J. Wilson	(Principal Executive Officer)

/s/ Daniel O’Quinn	Interim Chief Financial Officer and Secretary	March 2, 2022
Daniel O’Quinn	(Principal Financial Officer and Principal Accounting Officer)

/s/ Barry L. Cottle	Executive Chair of the Board of Directors and Director	March 2, 2022
Barry L. Cottle

/s/ Gerald D. Cohen	Director	March 2, 2022
Gerald D. Cohen

/s/ Michael Marchetti	Director	March 2, 2022
Michael Marchetti

/s/ William C. Thompson Jr.	Director	March 2, 2022
William C. Thompson Jr.